                                                 Registration No. 333-_____




                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________


                           UNITED STATES FILTER CORPORATION
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)


                    Delaware                             33-0266015
          ---------------------------------           -------------------
          (State or other jurisdiction                 (I.R.S. Employer
          of incorporation or organization)           identification No.)


                      40-004 Cook Street
                   Palm Desert, California                  92211
          ----------------------------------------        ---------
          (Address of principal executive offices)        (Zip Code)


                           1991 EMPLOYEE STOCK OPTION PLAN
                           1991 DIRECTORS STOCK OPTION PLAN
                           -------------------------------
                               (Full title of the plan)


                               Damian C. Georgino, Esq.
                     Vice President, General Counsel & Secretary
                           United States Filter Corporation
                                  40-004 Cook Street
                            Palm Desert, California  92211
                     --------------------------------------------
                       (Name and address of agent for service)



                                    (619) 340-0098
             ------------------------------------------------------------
            (Telephone number, including area code, of agent for service)


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                           CALCULATION OF REGISTRATION FEE

                                      Proposed
                                      maximum   Proposed
           Title of                   offering  maximum
           securities     Amount to   price     aggregate     Amount of
           to be              be      per       offering      registration
           registered     registered  share(1)  price         fee

           Common Stock,  1,125,000   $33.1875  $37,335,938   $11,314
           par value      shares
           $.01 per
           share

           1991 Employee
           Stock Option   750,000
           Plan           shares

           1991
           Directors      375,000
           Stock Option   shares
           Plan


               (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of United States Filter Corporation on November 7, 1996 as reported on the New York Stock Exchange Composite Tape.

               The earlier Registration Statements on Form S-8 filed by United States Filter Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") on July 8, 1992 (File No. 33-49382), December 31, 1992 (File No. 33-56744),
          December 23, 1993 (File No. 33-73542), August 4, 1994 (File No.
          33-82424), February 22, 1995 (File No. 33-89662) and October 10,
          1995 (File Nos. 33-63285 and 33-63287), pertaining to the Registrant's 1991 Employee Stock Option Plan and 1991 Directors Stock Option Plan, are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



          Item 8.  Exhibits.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          Exhibit No.    Description
          -----------    -----------

          4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K, dated June 28, 1996, for the year ended March 31, 1996 (File No. 1-10728)).

          5.1 Opinion of Damian C. Georgino, Esq., regarding the legality of the securities registered hereunder.

          23.1           Consent of KPMG Peat Marwick LLP.

          23.2           Consent of Price Waterhouse LLP.

          23.3           Consent of Arthur Andersen LLP.

          23.4 Consent of Damian C. Georgino, Esq. (included in the Opinion filed as Exhibit 5.1).






















                                        II - 1
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                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 12th day of November, 1996.

                                        UNITED STATES FILTER CORPORATION


                                        By: /s/ Richard J. Heckmann
                                            -----------------------
                                            Richard J. Heckmann
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

                    Signature                 Capacity            Date

           /s/ Richard J. Heckmann     Chairman of the        November 12,
           --------------------------  Board, Chief           1996
           Richard J. Heckmann         Executive Officer
                                       and President

           /s/ Kevin L. Spence         Vice President and     November 12,
           --------------------------  Chief Financial        1996
           Kevin L. Spence             Officer (Principal
                                       Accounting Officer)
           /s/ Michael J. Reardon      Executive Vice         November 12,
           --------------------------  President and a        1996
           Michael J. Reardon          Director

           /s/ Tim L. Traff            Senior Vice            November 12,
           --------------------------  President and a        1996
           Tim L. Traff                Director
           /s/ James E. Clark          Director               November 12,
           --------------------------                         1996
           James E. Clark

           /s/ John L. Diederich       Director               November 12,
           --------------------------                         1996
           John L. Diederich

           /s/ Robert S. Hillas        Director               November 12,
           --------------------------                         1996
           Robert S. Hillas
           /s/ Arthur B. Laffer        Director               November 12,
           --------------------------                         1996
           Arthur B. Laffer

           /s/ Alfred E. Osborne, Jr.  Director               November 12,
           --------------------------                         1996
           Alfred E. Osborne, Jr.
           /s/ J. Danforth Quayle      Director               November 12,
           --------------------------                         1996
           J. Danforth Quayle

           /s/ C. Howard Wilkins, Jr.  Director               November 12,
           --------------------------                         1996
           C. Howard Wilkins, Jr.

                                  EXHIBIT INDEX



           Exhibit                                     Sequential Page
           No.      Description                        Number

           4.1      Restated Certificate of
                    Incorporation, as amended
                    (incorporated by reference to
                    Exhibit 3 to the Registrant's
                    Annual Report on Form 10-K, dated
                    June 28, 1996, for the year ended
                    March 31, 1996 (File No. 1-
                    10728)).
           5.1      Opinion of Damian C. Georgino,
                    Esq., regarding the legality of
                    the securities registered
                    hereunder.

           23.1     Consent of KPMG Peat Marwick LLP.
           23.2     Consent of Price Waterhouse LLP.

           23.3     Consent of Arthur Andersen LLP.

           23.4     Consent of Damian C. Georgino,
                    Esq. (included in the Opinion
                    filed as Exhibit 5.1).